Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Telegen Corporation and Subsidiaries on this Form S-3 (dated May 22, 1998) of our report dated April 14, 1998, on our audits of the consolidated financial statements of Telegen Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Sacramento, California
May 22, 1998



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